EXHIBIT 23.2

Consent of Independent
Certified Public Accountants

K-V Pharmaceutical Company
St. Louis, Missouri


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 10, 2000, with respect to the consolidated financial statements of K-V Pharmaceutical Company and related financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2000, incorporated by reference into this Registration Statement of K-V Pharmaceutical Company.



                                          /s/  BDO Seidman LLP

St. Louis, Missouri
October 18, 2000.